UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 22, 2011 (November 17, 2011)

DGSE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.
Dallas, Texas  75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(a)	Not applicable.

(b)
Effective as of November 17, 2011, Mr. John Benson retired from his position as the Chief Financial Officer of DGSE Companies, Inc. (the “Registrant”).  Following his retirement, Mr. Benson will hold the position of Senior Consultant to the Interim Chief Financial Officer of the Registrant until March 31, 2012.  Mr. Benson had no disagreements with the Registrant on any matter related to the Registrant’s operations, policies or practices.

(c)
On November 17, 2011, simultaneously with Mr. Benson’s resignation as the Registrant’s Chief Financial Officer, the Registrant’s Board of Directors appointed Mr. Matthew Auger, 40, as the Registrant’s Interim Chief Financial Officer.  Mr. Auger has served as the Registrant’s Controller since 2006.  Mr. Auger obtained his B.S. in Accounting from University of Texas at Dallas, and obtained his CPA license in 2001.

Item 9.01.	Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: November 22, 2011	By:	/s/ William H. Oyster
William H. Oyster
Chief Executive Officer